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                                    FORM 8-A
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                          General Credit Corporation
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             (Exact Name of Registrant as Specified in Its Charter)

              New York                                          13-3895072
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(State of Incorporation or Organization)                     (I.R.S. Employer
                                                            Identification No.)

   211 East 70th Street, New York, NY                             10021
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(Address of Principal Executive Offices)                        (Zip Code)

If this form relates to the             If this Form relates to the
registration of a class of debt         registration of a class of debt
securities and is effective upon        securities and is to become effective
filing pursuant to General              simultaneously with the effectiveness
Instruction A(c)(1) please check        of a concurrent registration statement
the following box. [ ]                  under the Securities Act of 1933
                                        pursuant to General Instruction
                                        A(c)(2) please check the following
                                        box. [ ]

       Securities to be registered pursuant to Section 12(b) of the Act:


Title of Each Class                            Name of Each Exchange on which
to be so Registered                            Each Class is to be Registered
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      Securities to be registered pursuant to Section 12(g) of the Act:
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                    Common Stock, par value $.001 per share
     Redeemable Common Stock Purchase Warrants, par value $.001 per share
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Item 1.  Description of Registrant's Securities to be Registered.

                 A description of the shares of Common Stock, par value $.001 per share, is contained in the Registrant's Registration Statement on Form SB-2, SEC File No.333-09831 (the "Registration Statement") under the caption "Description of Securities." Such information is incorporated herein by reference to such section of the Registration Statement.

Item 2.  Exhibits.

       1. Form of Underwriting Agreement between the Registrant and the Underwriter is Exhibit 1.1 to the Registration Statement. Exhibit 1.1 is incorporated herein by reference.

       2. Form of Selected Dealer Agreement between the Underwriter and the Selected Dealers is Exhibit 1.2 to the Registration Statement. Exhibit 1.2 is incorporated herein by reference.

       3. Form of Financial Advisory Agreement between the Registrant and the Underwriter is Exhibit 1.3 to the Registration Statement. Exhibit 1.3 is incorporated herein by reference.

       4. Certificate of Incorporation of the Registrant is Exhibit 3.1 of the Registration Statement. Exhibit 3.1 is incorporated herein by reference.

       5. Certificate of Amendment of Certificate of Incorporation of the Registrant is Exhibit 3.2 of the Registration Statement. Exhibit 3.2 is incorporated herein by reference.

       6. Amended and Restated By Laws of the Registrant is Exhibit 3.3 of the Registration Statement. Exhibit 3.3 is incorporated herein by reference.

       7.        Form of certificate evidencing shares of Common Stock is
Exhibit 4.1 of the Registration Statement. Exhibit 4.1 is incorporated herein by reference.

       8. Form of certificate evidencing Purchase Warrant is Exhibit 4.2 of the Registration Statement. Exhibit 4.2 is incorporated herein by reference.

       9. Form of Warrant Agreement between the Registrant and the Transfer and Warrant Agent is Exhibit 4.3 of the Registration Statement.
Exhibit 4.3 is incorporated herein by reference.

       10. Form of Underwriter's Warrant Agreement between the Registrant and the Underwriter is Exhibit 4.4 of the Registration Statement. Exhibit 4.4 is incorporated herein by reference.

       11. Form of Agreement regarding Restriction on Transferability of Shares is Exhibit 10.15 of the Registration Statement. Exhibit 10.15 is incorporated herein by reference.





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                                   SIGNATURE

                 Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                           GENERAL CREDIT CORPORATION


Date: October 3, 1996                     By: /s/ Irwin Zellermaier
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                                               Irwin Zellermaier, President





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